EXHIBIT (a)(6)

GAM Avalon Galahad, LLC
Statement of Financial Condition
March 31, 2005
(Unaudited)
--------------------------------------------------------------------------------

ASSETS
Investments in investment funds, at fair value (cost $12,312,359)          $   13,822,362
Cash and cash equivalents                                                       4,928,336
Restricted cash                                                                    49,680
Other assets                                                                        2,008
                                                                           --------------
    TOTAL ASSETS                                                               18,802,386
                                                                           --------------
LIABILITIES
Subscriptions received in advance                                                 125,490
Tender payable                                                                     49,180
Management fee payable                                                             23,894
Accrued expenses                                                                  101,114
                                                                           --------------
    TOTAL LIABILITIES                                                             299,678
                                                                           --------------
         NET ASSETS                                                        $   18,502,708
                                                                           --------------
MEMBERS' CAPITAL
Represented by:
Net capital                                                                $   16,992,705
Net unrealized appreciation on investments in investment funds                  1,510,003
                                                                           --------------
    MEMBERS' CAPITAL                                                       $   18,502,708
                                                                           --------------
   Net asset value per outstanding unit of limited liability company
       interest ($18,502,708 / 186,495 units outstanding)                  $        99.21
                                                                           --------------

GAM Avalon Galahad, LLC
Statement of Operations
Fiscal year ended March 31, 2005
(Unaudited)
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
INVESTMENT INCOME
   Interest                                                                      $     48,848
                                                                                 ------------

EXPENSES
   Management fee                                                                     369,501
   Administrative and accounting fees                                                  78,000
   Professional fees                                                                   65,405
   Investor services fees                                                              27,976
   Directors' fees                                                                     12,750
   Custody fees and expenses                                                           15,500
   Other                                                                               35,794
                                                                                 ------------

      Gross expenses                                                                  604,926
      Less: expenses reimbursed                                                      (104,945)
                                                                                 ------------

      NET EXPENSES                                                                    499,981
                                                                                 ------------

      NET INVESTMENT LOSS                                                            (451,133)
                                                                                 ------------

REALIZED AND UNREALIZED GAIN FROM INVESTMENTS IN INVESTMENT FUNDS

      Net realized gain from investments in investment funds                          193,127
      Net change in unrealized appreciation on investments in investment funds        378,160
                                                                                 ------------

      NET REALIZED AND UNREALIZED GAIN FROM INVESTMENTS IN INVESTMENT FUNDS           571,287
                                                                                 ------------

      NET INCREASE IN MEMBERS' CAPITAL DERIVED FROM OPERATIONS                   $    120,154
                                                                                 ============